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                                                                 Exhibit 23.1




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-46834, 33-87844, 33-88982, 33-88984, and
33-63429) of Apollo Group, Inc. of our report dated September 30, 2003, except for Note 12, as to which the date is November 15, 2004, relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.


PRICEWATERHOUSE COOPERS LLP
Phoenix, Arizona
November 15, 2004